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                                                                    EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Micron Technology, Inc. on Form S-8 of our report dated October 2, 1997, on our audits of the consolidated financial statements of Micron Technology, Inc. as of August 28, 1997 and August 29, 1996 and for each of the three years in the period ended August 28, 1997, which report is included in the Annual Report on Form 10-K (File No. 1-10658).


/s/ PricewaterhouseCoopers LLP
Boise, Idaho
October 7, 1998